Exhibit 99.1

For Immediate Release	Contact:	Elliot Sloane
ESPR LLC
(917) 291-0833
Elliot.espr@gmail.com

Enzo Disappointed in Harbert’s Lawsuit Aimed at Disenfranchising Shareholders

Activist Attempts to Prevent Enzo Shareholders from Exercising Their Right to Vote on Board Expansion Proposal

New York, February 7, 2020 – Enzo Biochem, Inc. (NYSE:ENZ) (the “Company”) today disclosed that Harbert Discovery Fund, LP (“Harbert”) filed a lawsuit against the Company and members of its board of directors (“Board”) in the U.S. District Court for the Southern District of New York.

Enzo commented as follows:

“We are disappointed but not surprised by the actions of Harbert. Harbert has acted to disenfranchise Enzo shareholders and taken the extraordinarily aggressive step of filing a meritless lawsuit against our Company and our directors in order to deny shareholders their right to vote on a proposal to expand the size of the Board, a proposal we added to the Annual Meeting agenda as a result of feedback from investors. Harbert is demanding that the court invalidate our proposal to provide shareholders an additional choice of how to constitute their Board or, alternatively, asking the court to require approval by an 80% supermajority of outstanding shares.

This lawsuit underscores in stark terms that Harbert is not interested in shareholder democracy or allowing other shareholders the ability to decide the future of Enzo’s Board composition and structure. By filing this lawsuit, Harbert demonstrates it’s fear that the majority of Enzo shareholders will support the Enzo proposal and Harbert’s willingness to resort to extraordinary tactics to circumvent the will of Enzo shareholders. This reveals what we have previously stated is Harbert’s true aim:  to take effective control of the Company regardless of the desires of Enzo’s other shareholders. This appears to be the real reason why Harbert has rejected our multiple attempts to resolve this contest amicably.

Enzo is determined to defend against this lawsuit, which appears to be a bullying tactic designed to intimidate Enzo’s directors into withdrawing its Board expansion proposal, in order to allow its shareholders to have a say on whether or not to expand the size of the Board.”

Important Additional Information and Where to Find It

Enzo Biochem, Inc. (the “Company”) has filed and mailed to shareholders a definitive proxy statement and proxy supplement on Schedule 14A and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders with respect to its 2019 Annual Meeting of Shareholders. The Company has filed in preliminary form and intends to file and mail to shareholders a new definitive proxy supplement and new GOLD proxy card. Shareholders are strongly encouraged to read the Company’s proxy statement, proxy supplements, accompanying GOLD proxy card and all other documents filed with the SEC as they become available carefully and in their entirety as they contain important information.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in connection with the Company’s 2019 Annual Meeting of Shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise of the Company’s participants is set forth in the Company’s definitive proxy statement and proxy supplement for the 2019 Annual Meeting of Shareholders filed with the SEC on December 5, 2019 and December 31, 2019, respectively. The Company’s definitive proxy statement and proxy supplement can be found on the SEC’s website at www.sec.gov or the Company’s website at http://www.enzo.com/corporate/investor-information.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2019. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.